Exhibit 99.1

Listed on the New York Stock Exchange (CLP)     NEWS RELEASE

Colonial Properties Trust Reports Results for Second Quarter 2012
-Same-Property Portfolio NOI Increases 7.3%-

BIRMINGHAM, Ala. - July 26, 2012 - Colonial Properties Trust (NYSE: CLP) announced its results for the quarter ended June 30, 2012.

For the second quarter 2012, the company reported net income available to common shareholders of $16.4 million, or $0.19 per diluted share, compared with a net loss available to common shareholders of $6.4 million, or $0.08 per diluted share, for the same period in 2011. For the six months ended June 30, 2012, the company reported net income available to common shareholders of $10.4 million, or $0.12 per diluted share, compared with a net loss available to common shareholders of $18.1 million, or $0.22 per diluted share, for the same period in 2011. The increase over the prior-year periods is primarily attributable to the increase in multifamily same-property net operating income (NOI) as a result of improving rental rates, income derived from multifamily apartment communities acquired during 2011 and 2012, and a $21.9 million gain recognized from the company's disposition of its ownership interest in the DRA/CLP office joint venture.

Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the second quarter 2012 was $29.9 million, or $0.32 per diluted share, compared with $28.7 million, or $0.32 per diluted share, for the same period in 2011. FFO for the six months ended June 30, 2012 totaled $58.0 million, or $0.61 per diluted share, compared with $51.9 million, or $0.58 per diluted share, for the same period in 2011. The increase over the prior-year periods is primarily attributable to an increase in NOI from the company's multifamily same-property communities as a result of improving rental rates and income from multifamily properties acquired in 2011 and 2012.

A reconciliation of net income/loss available to common shareholders to FFO, and a reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose are included in the financial tables accompanying this press release.

“The strong same-property performance of our multifamily portfolio continues to reflect solid execution by our leasing and operations teams as well as the benefit of exceptional market fundamentals. We have been able to drive financial results by increasing rents and controlling operating expenses, while maintaining high occupancy levels,” stated Thomas H. Lowder, Chairman and Chief Executive Officer. “We also were able to execute on our strategic initiatives by exiting the DRA/CLP office joint venture. This transaction was a significant step forward in accelerating the simplification of our platform as the DRA/CLP office joint venture was our largest remaining commercial joint venture.”

Highlights for the Second Quarter 2012

•	Multifamily same-property NOI increased 7.3 percent compared with second quarter 2011

•	Multifamily same-property revenue increased 4.9 percent compared with second quarter 2011

•	Ended the quarter with multifamily same-property physical occupancy of 96.0 percent

•	Acquired the Colonial Grand at Fairview in Dallas, Texas, for a total purchase price of $29.8 million

•	Entered into a new five-year $150 million unsecured term loan; and

•	Sold its remaining 15 percent ownership interest in the 18-asset DRA/CLP office joint venture

Multifamily Operating Performance

Multifamily NOI for the second quarter 2012 increased 7.3 percent compared with the second quarter 2011 for the 30,323 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 4.9 percent and expenses increased 1.5 percent compared with the second quarter 2011. The increase in revenues was primarily due to an improvement in both new and renewal lease rates. Same-property physical occupancy as of June 30, 2012, was 96.0 percent compared with 96.2 percent at June 30, 2011.

Sequentially, multifamily same-property NOI for the second quarter 2012 increased 2.7 percent compared with the first quarter 2012, with revenues increasing 1.8 percent and expenses increasing 0.5 percent compared with the prior quarter. The increase in expenses is primarily due to an increase in repair and maintenance expenses, offset by a decrease in insurance expenses, as a result of reduced insurance claims.

Asset Recycling Transactions

In June 2012, the company acquired the newly developed 256-unit Class A apartment community Colonial Grand at Fairview located in Dallas, Texas, for a total purchase price of $29.8 million. The purchase was funded with proceeds from asset dispositions and borrowings on the company's unsecured credit facility. Colonial Grand at Fairview was recently completed and is currently in lease-up.

Also, effective June 30, 2012, the company sold its remaining 15 percent ownership interest in the 18-asset DRA/CLP office joint venture with DRA Advisors LLC (the Joint Venture). Pursuant to the transaction, which was effective as of June 30, 2012, the Joint Venture repurchased the company's 15 percent membership interest for $2.0 million, and the company no longer has responsibility for $111.3 million of Joint Venture mortgage debt, which represents the company's pro rata share of debt of the Joint Venture's mortgage debt. The $2.0 million consideration is payable to the company following the occurrence of one or more capital events and after certain returns have been achieved with respect to additional capital expected to be invested in the Joint Venture by other members of the Joint Venture. Additionally, the company was released from a $4.2 million contingent liability related to a debt guaranty provided by the Joint Venture, which amount represents the company's pro rata share of such guaranty obligation. The company also expects to transition management and certain leasing responsibilities to a third party over the next 60 to 90 days.

Development Activity

Construction continued during the quarter on five wholly owned apartment communities: Colonial Grand at Hampton Preserve, a $58.3 million development with 486 units in Tampa, Florida; Colonial Grand at Double Creek, a $31.7 million development with 296 units in Austin, Texas; Colonial Grand at Lake Mary (Phase I), a $30.3 million development with 232 units in Orlando, Florida; Colonial Reserve at South

End, a $59.3 million development with 353 units in Charlotte, North Carolina; and Colonial Grand at Lake Mary (Phase II), a $13.9 million development with 108 units in Orlando, Florida.

During the quarter, the company started construction on two wholly owned apartment communities: Colonial Grand at Randal Park, a $57.0 million development with 462 units in Orlando, Florida, and Colonial Grand at Ayrsley (Phase II), a $9.1 million development with 81 units in Charlotte, North Carolina. Colonial Grand at Randal Park is scheduled for delivery in the first quarter 2014 and project stabilization is expected in the first quarter 2015. Colonial Grand at Ayrsley (Phase II) is scheduled for delivery in the second quarter 2013 and projected stabilization is expected in the second quarter 2014.

Financing Activity

In May 2012, the company's operating partnership, Colonial Realty Limited Partnership entered into a $150 million unsecured term loan with a maturity date of May 2017 and an interest rate of LIBOR plus a margin ranging from 1.10 percent to 2.05 percent, based on credit ratings on the company's unsecured debt from time to time, with an initial margin of 1.60 percent. The company executed two interest rate swaps that fixed the rate of this unsecured term loan through maturity at an all-in initial fixed interest rate of 2.71 percent, based on the initial margin of 1.60 percent. The proceeds from the loan were used to pay down a portion of the outstanding balance under the company's unsecured credit facility.

Quarterly Dividend on Common Shares

On July 25, 2012, the Board of Trustees declared a quarterly cash dividend on common shares for the third quarter 2012 of $0.18 per common share. The dividend is payable August 13, 2012, to shareholders of record as of August 6, 2012, representing an ex-dividend date of August 2, 2012.

2012 EPS and FFO per Share Guidance

Based on the second quarter results and transactions, the company has updated its diluted EPS and FFO per share guidance range, certain assumptions and the timing of certain transactions for the full-year 2012. These projections are set forth and reconciled below:

	Full-Year 2012 Range
	Low	-	High

Diluted EPS	$0.03	-	$0.17
Plus: Real Estate Depreciation & Amortization	1.45	-	1.45
Less: Gain on Sale of Operating Properties	(0.25)	-	(0.35)
Total Diluted FFO per share	$1.23	-	$1.27

Following are the assumptions reflected in the company's full-year 2012 guidance:

•	Multifamily same-property net operating income: growth of 6.25 to 7.75 percent.

◦	Revenue: Increase of 4.75 to 5.50 percent

◦	Expense: Increase of 2.25 to 3.00 percent

•	Development spending of $110 million to $130 million.

•	Acquisitions of $100 million to $150 million.

•	Dispositions of $100 million to $150 million.

•	Land and for-sale residential property dispositions of $5 million to $10 million.

•	Corporate G&A expenses of $23 million to $24 million.

The company's guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company's control and all of which are subject to change. The company's guidance may change if actual results vary from these assumptions.

For additional details regarding the company's disposition and investment activities, see the company's Supplemental Financial Highlights available on the company's website at www.colonialprop.com.

Conference Call and Supplemental Materials

The company will hold its quarterly conference call Thursday, July 26, 2012, at 1:00 p.m. Central Time. The call will include a review of the company's second quarter performance and a discussion of the company's strategy and expectations for the future.

To participate, please dial 1-800-936-4761. As with previous calls, a replay will be available for seven days by dialing 1-800-633-8284; the conference ID is 21544175. Access to the live call and a replay will also be available through the company's website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”

Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company's overall financial position. For a copy of Colonial Properties' detailed Supplemental Financial Highlights, please visit the company's website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of June 30, 2012, the company owned or managed 35,067 apartment units and 10.0 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company's website at www.colonialprop.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before non-controlling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure in the company's industry and is presented to assist investors in analyzing the company's performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company's financial and operating performance. This is because, by excluding the effect of real estate depreciation, gains (or losses) from sales of properties and impairment write-downs of depreciable real estate (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company's industry.

The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

Property Net Operating Income - The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company's consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled "(loss) income from continuing operations" is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

The company's method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company's needs, including the company's ability to make distributions.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding future dispositions and developments, development costs and projected stabilization dates, the company's receipt of all or any part of the $2.0 million DRA/CLP office joint venture repurchase payment, the transition of management services for the DRA/CLP office joint venture properties and certain leasing responsibilities to a third party, operating performance outlook and other business fundamentals, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits (including the European sovereign debt crisis), high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company's ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2011, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

CONTACT:     Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2012

BALANCE SHEET
($ in 000s)	As of	As of
	6/30/2012	12/31/2011
ASSETS
Real Estate Assets
Operating Properties	$3,386,946	$3,445,455
Undeveloped Land & Construction in Progress	340,530	306,826
Total Real Estate, before Depreciation	3,727,476	3,752,281

Less: Accumulated Depreciation	(773,631)	(731,894)
Real Estate Assets Held for Sale, net	148,412	10,543

Net Real Estate Assets	3,102,257	3,030,930

Cash and Equivalents	7,009	6,452
Restricted Cash	23,416	43,489
Accounts Receivable, net	25,432	26,762
Notes Receivable	42,761	43,787
Prepaid Expenses	17,412	19,912
Deferred Debt and Lease Costs	25,778	22,408
Investment in Unconsolidated Subsidiaries	9,293	12,303
Other Assets	49,305	52,562
Total Assets	$3,302,663	$3,258,605

LIABILITIES
Unsecured Credit Facility	$117,243	$184,000
Notes and Mortgages Payable	1,724,789	1,575,727
Total Debt	1,842,032	1,759,727
Accounts Payable	33,193	50,266
Accrued Interest	12,030	11,923
Accrued Expenses	33,730	15,731
Investment in Unconsolidated Subsidiaries	6,795	31,577
Other Liabilities	33,185	25,208
Total Liabilities	1,960,965	1,894,432

Redeemable Common Units	167,310	159,582

EQUITY
Limited Partner's Noncontrolling Interest	707	728

Cumulative Earnings	1,278,359	1,267,958
Cumulative Distributions	(1,894,461)	(1,862,838)
Common Equity, including Additional Paid-in Capital	1,963,309	1,965,812
Treasury Shares, at Cost	(150,163)	(150,163)
Accumulated Other Comprehensive Loss	(23,363)	(16,906)
Total Equity, including Noncontrolling Interest	1,174,388	1,204,591
Total Liabilities and Equity	$3,302,663	$3,258,605

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	6/30/2012	12/31/2011
Basic
Shares	88,026	87,474
Operating Partnership Units (OP Units)	7,154	7,169
Total Shares & OP Units	95,180	94,643

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2012

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Revenues
Minimum Rent	$81,582	$73,093	$161,628	$143,168
Tenant Recoveries	2,120	1,928	4,437	3,935
Other Property Related Revenue	14,430	12,711	28,070	24,580
Other Non-Property Related Revenue	1,471	2,173	2,815	3,984
Total Revenues	99,603	89,905	196,950	175,667

Operating Expenses
Operating Expenses:
Property Operating Expense	27,335	25,131	53,894	48,990
Taxes, Licenses and Insurance	11,115	10,045	22,339	20,291
Total Property Operating Expenses	38,450	35,176	76,233	69,281
Property Management Expense	3,001	2,181	5,847	4,603
General and Administrative Expense	5,446	5,188	11,213	10,390
Management Fees and Other Expenses	1,769	1,884	3,814	3,653
Investment and Development Expense (1)	205	393	592	979
Depreciation	30,472	29,130	60,818	57,874
Amortization	1,324	1,773	3,142	3,584
Impairment and Other Losses (2)	395	148	895	2,244
Total Operating Expenses	81,062	75,873	162,554	152,608

Income from Operations	18,541	14,032	34,396	23,059

Other Income (Expense)
Interest Expense	(23,277)	(20,394)	(46,330)	(41,272)
Debt Cost Amortization	(1,402)	(1,146)	(2,835)	(2,298)
Interest Income	556	336	1,550	668
Income (Loss) from Partially-Owned Investments	21,349	(134)	22,022	(474)
(Loss) Gain on Sale of Property	(9)	23	(235)	(56)
Income Tax and Other	(277)	(271)	(465)	(519)
Total Other Income (Expense)	(3,060)	(21,586)	(26,293)	(43,951)
Income (Loss) from Continuing Operations	15,481	(7,554)	8,103	(20,892)

Discontinued Operations
Income from Discontinued Operations (2)	2,250	1,510	3,177	3,092
Loss on Disposal of Discontinued Operations	(12)	—	(14)	—
Net Income from Discontinued Operations	2,238	1,510	3,163	3,092

Net Income (Loss)	17,719	(6,044)	11,266	(17,800)

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(8)	(41)	(17)	(43)
Noncontrolling Interest in CRLP - Preferred	—	(906)	—	(1,813)
Noncontrolling Interest in CRLP - Common	(1,166)	673	(609)	1,847
Discontinued Operations
Noncontrolling Interest in CRLP - Common	(168)	(119)	(239)	(251)
Income Attributable to Noncontrolling Interest	(1,342)	(393)	(865)	(260)

Net Income (Loss) Available to Common Shareholders	$16,377	$(6,437)	$10,401	$(18,060)
____________________
Continued on following page

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2012

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Income (Loss) per Share - Basic
Continuing Operations	$0.16	$(0.09)	$0.08	$(0.26)
Discontinued Operations	0.03	0.01	0.04	0.04
EPS - Basic	$0.19	$(0.08)	$0.12	$(0.22)

Income (Loss) per Share - Diluted
Continuing Operations	$0.16	$(0.09)	$0.08	$(0.26)
Discontinued Operations	0.03	0.01	0.04	0.04
EPS - Diluted	$0.19	$(0.08)	$0.12	$(0.22)

(1) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(2) During the six months ended June 30, 2012, the Company recorded $0.9 million in charges as a result of warranty claims on units previously sold at two of the Company's for-sale residential projects and $0.3 million in non-cash impairment charges (classified in "Income from Discontinued Operations"). During the six months ended June 30, 2011, the Company recorded a $1.5 million charge for a loss contingency related to certain litigation, $0.5 million in casualty losses and $0.2 million in non-cash impairment charges.

SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Basic
Shares	87,201	83,588	87,106	81,562
Operating Partnership Units (OP Units)	7,162	7,259	7,166	7,271
Total Shares & OP Units	94,363	90,847	94,272	88,833

Dilutive Common Share Equivalents	289	—	276	—

Diluted (1)
Shares	87,490	83,588	87,382	81,562
Total Shares & OP Units	94,652	90,847	94,548	88,833

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
Second Quarter 2012

FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Net Income (Loss) Available to Common Shareholders	$16,377	$(6,437)	$10,401	$(18,060)
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	1,334	(554)	848	(1,596)
Total	17,711	(6,991)	11,249	(19,656)

Adjustments - Consolidated Properties
Depreciation - Real Estate	31,169	31,779	63,131	63,530
Amortization - Real Estate	1,502	1,984	3,620	4,030
Impairment on Depreciable Asset	271	—	271	—
Remove: (Gain)/Loss on Sale of Property, net of Income Tax and Noncontrolling
Interest	20	(23)	249	56
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and
Noncontrolling Interest	(8)	10	(269)	(69)
Total Adjustments - Consolidated	32,954	33,750	67,002	67,547

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	1,035	1,598	2,151	3,249
Amortization - Real Estate	355	528	722	1,182
Remove: Gain/(Loss) on Sale of Property	(21,906)	4	(22,709)	25
Total Adjustments - Unconsolidated	(20,516)	2,130	(19,836)	4,456

Funds from Operations	$30,149	$28,889	$58,415	$52,347

Income Allocated to Participating Securities	(242)	(216)	(460)	(399)

Funds from Operations Available to Common Shareholders and Unitholders	$29,907	$28,673	$57,955	$51,948

FFO per Share
Basic	$0.32	$0.32	$0.61	$0.58
Diluted	$0.32	$0.32	$0.61	$0.58

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the
Company's performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company's industry.

The Company's method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
FFO should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF REVENUES
	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Divisional Total Revenues
Multifamily - Same Property	$80,277	$76,515	$159,120	$150,926
Multifamily - Non-Same Property (1)	9,936	7,534	18,934	13,216
Commercial	17,671	19,055	35,387	38,823
Total Divisional Revenues	107,884	103,104	213,441	202,965

Less: Unconsolidated Revenues - Multifamily	(480)	(702)	(952)	(1,415)
Less: Unconsolidated Revenues - Commercial	(4,393)	(6,533)	(9,185)	(13,104)
Discontinued Operations	(4,879)	(8,137)	(9,169)	(16,763)
Unallocated Corporate Revenues	1,471	2,173	2,815	3,984
Consolidated Revenue Adjusted - '11 Discontinued Operations (2)	99,603	89,905	196,950	175,667
Add: Additional Discontinued Operations Revenue, post filing (3)	—	8,132	—	16,756
Total Consolidated Revenue, per 10-Q (4)	$99,603	$98,037	$196,950	$192,423

RECONCILIATION OF EXPENSES
	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Divisional Total Expenses
Multifamily - Same Property	$31,394	$30,940	$62,642	$61,416
Multifamily - Non-Same Property (1)	4,467	3,808	8,502	6,756
Commercial	5,922	6,023	11,653	12,252
Total Divisional Expenses	41,783	40,771	82,797	80,424

Less: Unconsolidated Expenses - Multifamily	(220)	(349)	(437)	(723)
Less: Unconsolidated Expenses - Commercial	(1,771)	(2,174)	(3,478)	(4,301)
Discontinued Operations	(1,613)	(3,072)	(2,920)	(6,119)
Impairment - Discontinued Operations (5)	271	—	271	—
Total Property Operating Expenses	38,450	35,176	76,233	69,281
Property Management Expenses	3,001	2,181	5,847	4,603
General & Administrative Expenses	5,446	5,188	11,213	10,390
Management Fee and Other Expenses	1,769	1,884	3,814	3,653
Investment and Development Expenses (6)	205	393	592	979
Impairment and Other Losses	395	148	895	2,244
Depreciation	30,472	29,130	60,818	57,874
Amortization	1,324	1,773	3,142	3,584
Consolidated Expense Adjusted - '11 Discontinued Operations (2)	81,062	75,873	162,554	152,608
Add: Additional Discontinued Operations Expense, post filing (3)	—	6,195	—	12,920
Total Consolidated Expense, per 10-Q (4)	$81,062	$82,068	$162,554	$165,528

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COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF NOI
	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Divisional Total NOI
Multifamily - Same Property	$48,883	$45,575	$96,478	$89,510
Multifamily - Non-Same Property (1)	5,469	3,726	10,432	6,460
Commercial	11,749	13,032	23,734	26,571
Total Divisional NOI	66,101	62,333	130,644	122,541

Less: Unconsolidated NOI - Multifamily	(260)	(353)	(515)	(692)
Less: Unconsolidated NOI - Commercial	(2,622)	(4,359)	(5,707)	(8,803)
Discontinued Operations	(3,266)	(5,065)	(6,249)	(10,644)
Impairment - Discontinued Operations (5)	(271)	—	(271)	—
Unallocated Corporate Revenue	1,471	2,173	2,815	3,984
Property Management Expenses	(3,001)	(2,181)	(5,847)	(4,603)
General & Administrative Expenses	(5,446)	(5,188)	(11,213)	(10,390)
Management Fee and Other Expenses	(1,769)	(1,884)	(3,814)	(3,653)
Investment and Development Expenses (6)	(205)	(393)	(592)	(979)
Impairment and Other Losses	(395)	(148)	(895)	(2,244)
Depreciation	(30,472)	(29,130)	(60,818)	(57,874)
Amortization	(1,324)	(1,773)	(3,142)	(3,584)
Income from Operations	18,541	14,032	34,396	23,059
Total Other Income (Expense)	(3,060)	(21,586)	(26,293)	(43,951)
Income (Loss) from Continuing Operations (7)	15,481	(7,554)	8,103	(20,892)
Discontinued Operations	—	1,619	—	3,235
Income (Loss) from Continuing Operations, per 10-Q (4)	$15,481	$(5,935)	$8,103	$(17,657)

(1) Includes operations from for-sale portfolio.
(2) Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.
(3) Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.
(4) For prior period, reflects total consolidated revenue, expense or income (loss) from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).
(5) Includes a non-cash impairment charge recorded on one of the Company's commercial assets, which is currently classified as held for sale.
(6) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(7) Income (Loss) from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.